UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2014

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On October 14, 2014 (the “Closing Date”), Sensata Technologies B.V. (the “Issuer”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the “Company”), completed a series of financing transactions (the "Transactions") to fund the acquisition (the "Acquisition") of all of the outstanding equity interests of August Cayman Company, Inc. ("August Cayman"), the direct or indirect parent of various holding and operating companies comprising the business of Schrader International, Inc. (collectively, "Schrader"). The Transactions included the issuance and sale of the Issuer's $400.0 million aggregate principal amount of 5.625% senior notes due 2024 (the “Notes”) and the entry into the third amendment (the "Third Amendment") to the Issuer's existing senior secured credit facilities, dated as of May 12, 2011 (as amended, the “Original Credit Agreement”). The Third Amendment provided the Issuer with an incremental $600.0 million term loan facility (the "Incremental Term Loan Facility"). The net proceeds from the issuance and sale of the Notes and borrowings under the Incremental Term Loan Facility, together with cash on hand, were used to (i) fund the Acquisition, (ii) permanently repay all outstanding indebtedness under Schrader's existing credit facilities, and (iii) pay all related fees and expenses in connection with the Transactions and the Acquisition.
Indenture
The Notes were issued pursuant to an indenture, dated as of October 14, 2014 (the “Indenture”), among the Issuer, the guarantors named therein (the "Guarantors”), and The Bank of New York Mellon, as trustee (the "Trustee"). The Notes were offered at an original issue price of 100.0%.
Interest and Maturity
The Notes bear interest at a rate of 5.625% per annum and mature on November 1, 2024. Interest is payable on the Notes on May 1 and November 1 of each year, commencing on May 1, 2015.
Guarantees
As of the Closing Date, the Issuer’s obligations under the Notes are guaranteed by all of the Issuer’s subsidiaries that guarantee the Issuer’s obligations under its senior secured credit facilities, including a newly formed United Kingdom subsidiary, which became the direct parent of August Cayman immediately following the consummation of the Acquisition. The Notes and the guarantees are the Issuer’s and the Guarantors’, respectively, senior unsecured obligations and rank equally in right of payment to all existing and future senior indebtedness of the Issuer or the Guarantors, including the Issuer’s senior secured credit facilities, 6.5% senior notes due 2019, and 4.875% senior notes due 2023. The Notes and the guarantees rank senior in right of payment to all of the Issuer's and the Guarantors' future indebtedness and other obligations that expressly provide for their subordination to the Notes and the guarantees. The Notes and the guarantees are effectively junior to the Issuer's and the Guarantors' existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness, including indebtedness under the Issuer's senior secured credit facilities. The Notes and the guarantees will also be structurally subordinated to all existing and future obligations, including trade payables, of any of the Issuer's subsidiaries that do not guarantee the Notes.
Covenants
The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to, among other things: incur liens; engage in sale and leaseback transactions; incur indebtedness; or consolidate, merge with, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of their properties or assets to, another person. These covenants are subject to important exceptions and qualifications set forth in the Indenture.
Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by either Standard & Poor’s or Moody’s Investors Service, Inc. and no default has occurred and is continuing. The suspended covenants will be reinstated if the Notes are no longer rated investment grade by both rating agencies or an event of default has occurred and is continuing at such time.
Events of Default
The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately. All provisions regarding remedies in an event of default are subject to the Indenture.
Redemption
The Issuer may redeem the Notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the Applicable Premium (as defined in the Indenture) set forth in the Indenture.
Upon changes in certain tax laws or treaties, or any change in the official application, administration, or interpretation thereof, the Issuer may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, premium, if any, and all Additional Amounts (as defined in the Indenture), if any, then due and which will become due on the date of redemption.
If the Issuer experiences certain change of control events, each holder of the Notes may require it to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Notes are not registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.
A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes, the guarantees and the Indenture is qualified in its entirety by reference to such exhibit.
The Third Amendment
The Original Credit Agreement provides the Issuer and its subsidiaries party thereto with a term loan facility (the "Existing Term Loan Facility") and a revolving credit facility (the "Revolving Credit Facility"). The Incremental Term Loan Facility was offered at an original issue price of 99.25%.
Borrowers and Guarantors
The borrowers under the Original Credit Agreement, as amended by the Third Amendment (collectively referred to as "the Senior Credit Facilities") are the Issuer and a wholly-owned subsidiary of the Issuer known as Sensata Technologies Finance Company, LLC, a Delaware limited liability company (together, the "Borrowers"). All obligations under the Senior Credit Facilities are unconditionally guaranteed by certain of the Issuer's material U.S. subsidiaries and certain material subsidiaries located in the Netherlands, Mexico, Japan, Bermuda, Malaysia, Belgium, Bulgaria, and the United Kingdom.
Maturity and Amortization
The maturity date of the Incremental Term Loan Facility is October 14, 2021. The principal amount of the Incremental Term Loan Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with the balance payable at maturity.
Subject to certain exceptions, the Incremental Term Loan Facility is subject to mandatory prepayments equal to (a) 100% of the net cash proceeds from certain non-ordinary course sales or certain other dispositions of assets of the Borrowers and their restricted subsidiaries or casualty events, subject to customary reinvestment provisions and certain other restrictions, (b) 100% (subject to reductions to 50% and 0% based on achievement of certain senior secured net leverage levels) of the net cash proceeds from issuances of certain indebtedness of the Borrowers and their restricted subsidiaries (other than indebtedness permitted under the Senior Credit Facilities documentation), and (c) 25% (subject to a reduction to 0% based on achievement of a certain senior secured net leverage level) of annual excess cash flow of the Borrowers and their restricted subsidiaries.
If a repricing event occurs with respect to the Incremental Term Loan Facility prior to April 14, 2015, the Issuer will be required to pay a prepayment fee in the amount of 1.00% of the aggregate principal amount of the loans repaid or prepaid pursuant to such repricing event.
Interest Rates
At the Issuer’s option, loans under the Senior Credit Facilities denominated in dollars may be maintained from time to time as (x) Base Rate (as defined below) loans, which bear interest at the Applicable Rate (as defined below) in excess of the Base Rate in effect from time to time, or (y) Eurodollar Rate (as defined below) loans, which bear interest at the Applicable Rate in excess of the Eurodollar Rate for the respective interest period.

For purposes of the Senior Credit Facilities:

•
“Base Rate” is defined to mean the highest of (x) 1/2 of 1% per annum in excess of the federal funds rate, (y) the rate of interest published by the Wall Street Journal from time to time as the “prime rate” and (z) the Eurodollar Rate for a one month interest period plus 1.00%;

•
“Eurodollar Rate” for any interest period is defined to mean (x) the rate per annum equal to the rate determined by the administrative agent to be the offered rate by reference to a page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) two business days prior to the first day of such interest period, (y) if the rate referenced in the preceding clause (x) is not available, the rate per annum determined by the administrative agent as the rate of interest at which deposits in U.S. dollars for delivery on the first day of such interest period in immediately available funds in the approximate amount of the Eurodollar Rate loan being made, continued or converted by the administrative afgent and with a term equivalent to such interest period would be offered by the administrative agent’s London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two business days prior to the first day of such interest period or (z) in the case of Eurodollar Rate loans that are term loans, if greater than the rate determined by the administrative agent pursuant to the foregoing clauses (x) and (y), 0.75%;

•
“EURIBOR” means, in relation to any interest period, (x) the percentage rate per annum determined by the Banking Federation for the European Union for such period displayed on the appropriate page of the Telerate screen (the “Screen Rate”) or (y) if the Screen Rate is not available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the administrative agent at its request quoted by the reference banks to leading banks in the European Interbank Market, as of 11:00 a.m. (Central European time) on the rate fixing day for the offering of deposits in Euro for a period comparable to such interest period; and

•
“Applicable Rate” is defined to mean (x) at any time in respect of the revolving credit facility, the applicable percentage determined in accordance with a pricing grid based on achievement of certain senior secured net leverage levels, (y) at any time in respect of the Existing Term Loan Facility, for Eurodollar Rate loans, 2.50% and for Base Rate loans, 1.50% and (z) at any time in respect of the Incremental Term Loan Facility, for Eurodollar Rate loans, 2.75% and for Base Rate loans, 1.75%.

Security
The Borrowers and each of the guarantors under the Senior Credit Facilities have granted the collateral agent under the Senior Credit Facilities on behalf of the secured parties, subject to certain exceptions, a valid and perfected first priority lien and security interest in substantially all of the following (in each case subject to certain exceptions):

•	all shares of capital stock of (or other ownership interests in) the Borrowers and each present and future material subsidiary of the Borrowers or such guarantor; and

•	substantially all present and future property and assets, including material real properties, of the Borrowers or such guarantor.
Affirmative Covenants
The affirmative covenants require, subject to customary exceptions and qualifications: (i) compliance with laws and regulations (including, without limitation, ERISA); (ii) payment of taxes and other material obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights, franchises, permits and licenses; (v) compliance with environmental laws; (vi) visitation and inspection rights; (vii) keeping of proper books in accordance with generally accepted accounting principles; (viii) maintenance of properties; (ix) use of proceeds; (x) designation of restricted and unrestricted subsidiaries; (xi) maintenance of ratings; (xii) actions undertaken in connection with junior financing documents; (xiii) certain tax matters; (xiv) further assurances as to perfection and priority of security interests; (xv) causing certain subsidiaries to guarantee obligations and give security and (xvi) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and quarterly unaudited financial statements, in each case prepared on a consolidated basis, notices of defaults, compliance certificates, forecasts, reports to shareholders and other creditors and other business and financial information as the administrative agent shall reasonably request).

Negative Covenants
The negative covenants include restrictions, subject to customary exceptions and qualifications, with respect to (i) liens; (ii) debt (including guaranties or other contingent obligations); (iii) mergers and consolidations, liquidations and dissolutions; (iv) sales, transfers and other dispositions of assets; (v) loans, acquisitions, joint ventures and other investments; (vi) dividends and other distributions to stockholders; (vii) designation of senior debt; (viii) becoming a general partner in any partnership; (ix) repurchasing shares of capital stock; (x) prepaying, redeeming or repurchasing subordinated debt; (xi) capital expenditures; (xii) granting negative pledges other than to the administrative agent and the lenders or the entering into any agreements that restrict or could restrict a restricted subsidiary’s rights to make restricted payments to any borrower or any guarantor; (xiii) changing the principal nature of our business; (xiv) conducting transactions with affiliates; (xv) amending organizational documents or amending or otherwise modifying the terms of any subordinated debt; (xvi) passive holding company status; and (xvii) changing accounting policies or reporting practices.
Financial Covenants
Under the revolving credit facility, we are required to maintain a senior secured net leverage ratio not to exceed 5.0:1.0 during periods when outstanding loans and letters of credit that are not cash collateralized for the full face amount thereof exceed 10% of the commitments under the revolving credit facility. In addition, we are required to satisfy this ratio in connection with any new borrowings under the revolving credit facility as of the time of such borrowings. This financial covenant, when required to be tested, is tested on a trailing four-quarter basis and on a pro forma basis in connection with any borrowing described in the foregoing sentence.
Events of Default
The Senior Credit Facilities provide for customary events of default, including: (a) failure to pay principal when due, or to pay interest or fees within five business days after the same becomes due or other amounts within ten business days after the same becomes due; (b) any representation or warranty proving to have been materially incorrect or misleading when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after notice of such failure; (d) cross-defaults to other indebtedness in an amount not less than a specified threshold; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount in excess of a specified threshold not covered by insurance; (g) impairment of loan documentation or security; (h) change of control; (i) inability to pay debts as they become due and (j) standard ERISA defaults. A breach of the financial covenant does not result in an event of default under the Existing Term Loan Facility or the Incremental Term Loan Facility until 30 days after the required revolving lenders accelerate the revolving credit facility.
Certain other administrative changes were made to the Original Credit Agreement as a result of the Amendment and are not considered material.
A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Amendment are qualified in their entirety by reference to such exhibit.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On October 14, 2014, Sensata Technologies B.V. completed the Acquisition for an aggregate purchase price of approximately $1.0 billion, subject to adjustment, pursuant to a share purchase agreement dated August 15, 2014 (the "Purchase Agreement"). The Purchase Agreement contains customary representations, warranties, and covenants. Subject to limited exceptions, the representations, warranties, and pre-closing covenants of the parties do not survive consummation of the Acquisition. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on August 18, 2014, and is incorporated herein by reference.
The Acquisition is significant as defined by Rule 3-05 of Regulation S-X. Significant acquisitions require the filing of pro forma financial information of the combined entity and historical financial statements of the acquired entity, with the number of periods presented determined based on the significance of the acquisition. In accordance with these requirements, the Company will file an amended Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed, with historical financial statements of Schrader attached. Pro forma financial statements of the combined entity were filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 7, 2014, and are incorporated herein by reference.

On October 14, 2014, Sensata issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information
The unaudited pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, were filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 7, 2014, and are incorporated herein by reference.
(d) Exhibits

4.1	Indenture, dated as of October 14, 2014, among Sensata Technologies B.V., the Guarantors, and The Bank of New York Mellon, as Trustee.
10.1
Amendment No. 3 to Credit Agreement dated as of October 14, 2014, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Barclays Bank PLC and the other lenders party thereto, and Morgan Stanley Senior Funding, Inc.

99.1	Press Release issued by Sensata Technologies Holding N.V. on October 14, 2014, entitled "Sensata Technologies Completes Acquisition of Schrader International."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: October 17, 2014	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

(a) Financial Statements of Business Acquired
The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information
The unaudited pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, were filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 7, 2014, and are incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 14, 2014, among Sensata Technologies B.V., the Guarantors, and The Bank of New York Mellon, as Trustee.
10.1
Amendment No. 3 to Credit Agreement dated as of October 14, 2014, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Barclays Bank PLC and the other lenders party thereto, and Morgan Stanley Senior Funding, Inc.

99.1	Press Release issued by Sensata Technologies Holding N.V. on October 14, 2014, entitled "Sensata Technologies Completes Acquisition of Schrader International."